As filed with the Securities and Exchange Commission on November 15, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SKYWARD SPECIALTY INSURANCE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	14-1957288 (I.R.S. Employer Identification Number)

800 Gessner Road, Suite 600
Houston, TX 77024-4284
(713) 935-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Andrew Robinson
Chief Executive Officer
Skyward Specialty Insurance Group, Inc.
800 Gessner Road, Suite 600
Houston, TX 77024-4284
(713) 935-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Murphy Patrick J. O’Malley Bianca J. LaCaille DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020-1104 (212) 335-4500	Marc D. Jaffe Erika L. Weinberg Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by The Westaim Corporation (the “Selling Stockholder”) by 575,000 shares, of which 75,000 are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock from the Selling Stockholder. The contents of the Registration Statement on Form S-1 (File No. 333-275500), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on November 15, 2023, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of DLA Piper LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of DLA Piper LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-275500), originally filed with the Securities and Exchange Commission on November 13, 2023 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on November 15, 2023.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

By	/s/ Andrew Robinson
Andrew Robinson
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Robinson	Chief Executive Officer and Director	November 15, 2023
Andrew Robinson	(Principal Executive Officer)

*
Mark Haushill	Chief Financial Officer	November 15, 2023
(Principal Financial Officer and Principal Accounting Officer)

*	Director	November 15, 2023
J. Cameron MacDonald

*	Director	November 15, 2023
Gena Ashe

*	Director	November 15, 2023
Robert Creager

*	Director	November 15, 2023
Marcia Dall

*	Director	November 15, 2023
James Hays

*	Director	November 15, 2023
Robert Kittel

*	Director	November 15, 2023
Anthony J. Kuczinski

*	Director	November 15, 2023
Katharine Terry

*By:	/s/ Andrew Robinson
Andrew Robinson
Attorney-in-Fact